UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of principal executive offices)	98021 (Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On July 10, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) received written notification from the United States Food and Drug Administration (the “FDA”) stating that the Company’s abbreviated new drug application (“ANDA”) for intranasal calcitonin-salmon is not approvable at this time. In a subsequent conference call on July 11, 2006, the Company reviewed the status of the ANDA with the FDA. The FDA expressed a concern relating to the potential for immunogenicity that might result from a possible interaction between calcitonin-salmon and chlorobutanol, the preservative in the formulation. No allergic reactions have been observed in any of the clinical trials conducted by the Company. Other existing marketed nasal spray products contain chlorobutanol as the preservative. The Company intends to engage in further discussions with the FDA to determine which, if any, additional data the Company can submit to the FDA in order for the FDA to approve the ANDA. If the Company is not successful at keeping this application as an ANDA then a 505(b)(2) New Drug Application may be pursued.
          In connection with the foregoing, the Company hereby files the following document:
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated July 13, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc. (Registrant)
By:	/s/ Steven C. Quay
	Name:	Steven C. Quay, MD, Ph.D.
	Title:	Chairman of the Board, President and CEO

Dated: July 13, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated July 13, 2006.